Exhibit 4.9

EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (this “Agreement”) is entered into in Shanghai, the People’s Republic of China (“PRC”) as of __________ by and among the following parties:

(1)                                 Party A: ______________________________
Address: ______________________________

(2)                                 Party B: ______________________________
Sex: __________
PRC Identification Card No.: ____________________
Address: ______________________________; and

(3)                                 Party C: ______________________________
Address: ______________________________

(In this Agreement, Party A, Party B and Party C are hereinafter collectively referred to as the “Parties” and individually, as a “Party.”)

WHEREAS

(1)                                 Party A is a wholly foreign owned enterprise duly incorporated and validly existing under the PRC laws.

(2)                                 Party C is a limited liability company duly incorporated and validly existing under the PRC laws, and Party B is the registered shareholder of Party C duly holding ___% of its equity interests.

(3)                                 Party A and Party B entered into a Loan Agreement as of __________ (the “Loan Agreement”).

(4)                                 Party B agrees to grant Party A through this Agreement with, and Party A agrees to accept, an exclusive call option to purchase all or part of the equity interests held by Party B in Party C.

NOW, THEREFORE, Upon mutual consultation, the Parties hereby agree as follows:

1.                                Exclusive Call Option

1.1                               Grant of Right

Party B hereby exclusively and irrevocably grants Party A an exclusive call option (the “Call Option”), which permits Party A to purchase or designate one or several person(s) (“Party A’s Designated Person”) to purchase all or part of the equity interests held by Party B in Party C (the “Target Equity”) at any time from Party B at the price specified in Article 1.3 of this Agreement in accordance with the procedure determined by Party A at its own discretion and to the extent permitted by the PRC laws. Party A shall have the right to decide any Party A’s Designated Person to be the transferee of and acquire all or part of the Target Equity; Party B shall not refuse, and shall assign and transfer the Target Equity to such Party A’s Designated Person as requested by Party A. No third party other than Party A and Party A’s Designated Person may be entitled to the Call Option. Party C hereby agrees with Party B’s grant of the Call Option to Party A. The “person” set forth in this paragraph and this Agreement means any individual, corporation, joint venture, partnership, enterprise, trust or other non-corporation organization.

1.2                               Exercise Procedure

Subject to the PRC laws and regulations, Party A may exercise the Call Option pursuant to Article 1.1 hereinabove by issuing a written notice (the “Purchase Notice”) to Party B specifying the specific percentage of equity interest to be purchased from Party B (the “Purchased Equity Interest”) and the manner of purchase. Party A may exercise the Call Option for unlimited number of times. Within seven (7) working days upon the receipt of the Purchase Notice by Party B, Party B shall enter into an equity transfer agreement with Party A and/or its Designated Person in the form attached hereto or any other form accepted by Party A to ensure the Purchased Equity Interest can be transferred to Party A and/or Party A’s Designated Person as soon as practicable and shall take any necessary action to ensure the prompt completion of the corresponding change formalities at relevant Administration for Industry and Commerce.

1.3                               Purchase Price

The Parties agree that the purchase price of the Purchased Equity Interest (“Purchase Price”) shall be equal to the contribution actually made by Party B for the Purchased Equity Interest, unless the applicable PRC laws and regulations at the time of Party A’s exercise of the Call Option require valuation of the Purchased Equity Interest or otherwise impose restriction on the Purchase Price. If the lowest price permissible under the applicable laws is higher than the contribution actually made or paid by Party B for the Purchased Equity Interest, the amount exceeded shall be repaid to Party A by Party B according to the Loan Agreement.

1.4                               Transfer of the Purchased Equity Interest

Each time the Call Option is exercised:

(a)                                               Party B shall cause Party C to convene a shareholders’ meeting in time. At the meeting, a resolution shall be adopted to approve Party B’s transfer of equity interest to Party A and/or Party A’s Designated Person, and Party B shall sign a confirmation letter to waive its first right of refusal on the equity interest transferred by Party C’s other shareholder(s) to Party A and/or Party A’s Designated Person;

(b)                                               Party B shall, pursuant to the terms and conditions of this Agreement and the Purchase Notice in respect of the Purchased Equity Interest, enter into an equity transfer agreement with Party A and/or Party A’s Designated Person for each transfer in the form attached hereto as Exhibit 1 or any other form accepted by Party A;

(c)                                                The related Parties shall execute all other requisite contracts, agreements or documents, obtain all requisite governmental approvals and consents, and conduct all necessary actions, to transfer the ownership of the Purchased Equity Interest to Party A and/or Party A’s Designated Person without any security interest or other Encumbrances, and have Party A and/or Party A’s Designated Person be registered as the registered owner of the Purchased Equity Interest at Administration for Industry and Commerce. For purposes of this paragraph and this Agreement, “Encumbrances” mentioned herein include guarantees, mortgages, pledges, third-party rights or interests, any call option, right of purchase, right of first refusal, right of set-off, ownership detainment or other security arrangements, but for purpose of clarification, shall not include any security interest or encumbrances arising under this Agreement and the Equity Pledge Agreement. The Equity Pledge Agreement mentioned in this paragraph and this Agreement shall mean the Equity Pledge Agreement entered into by and between Party A and Party B as of the date hereof, pursuant to which Party B shall pledge to Party A all its equity interest in Party C to guarantee the performance by Party B and Party C of their obligations under this Agreement, the Loan Agreement and the Technical Consulting and Services Agreement, each entered into by and among the Parties.

(d)                                               Party B and Party C shall unconditionally use its best efforts to assist Party A and Party A’s Designated Person in obtaining all governmental approvals, permits, registrations, filings and completing all formalities necessary for acquiring the Purchased Equity Interest.

1.5                               Payment

Given that it is stipulated in the Loan Agreement that Party B shall use the entire proceeds from the transfer of its equity interest in Party C for repayment of the principal of the loan under the Loan Agreement and as the consideration for Party A’s grant of loan under the Loan Agreement, Party A or Party A’s Designated Person does not need to pay Purchase Price to Party B when exercising its Call Option.

2.                                Covenants relating to the Equity Interest

2.1                               Covenants relating to Party C

Party B and Party C hereby covenants:

(a)                                               not to, in any form whatsoever, supplement, modify or amend the articles of association or organizational documents of Party C, increase or decrease the registered capital of Party C, or change its shareholding structure without prior written consent from Party A;

(b)                                               to maintain the due existence of Party C, and prudently and efficiently operate and handle its business in line with fair finance and business standards and customs;

(c)                                                not to make any act and/or omission that may adversely affect Party C’s assets, business and liabilities without prior written consent from Party A; at any time as of the date hereof, not to sell, transfer, pledge or otherwise dispose of any legal or beneficial interests in any of Party C’s assets, businesses or revenues, nor allow creation of other Encumbrances thereupon, including any security interests without prior written consent from Party A;

(d)                                               not to incur, inherit, guarantee or allow the existence of any debt without prior written consent from Party A, except for (i) any debt arising from ordinary or day-to-day business rather than from borrowing; and (ii) any debt which has been disclosed to and has obtained the written consent from Party A;

(e)                                                to always carry out all activities in the ordinary course of business to maintain the value of Party C’s assets, and not to make any act and/or omission that may adversely affect Party C’s results and asset value;

(f)                                                 not to enter into any material contract without prior written consent from Party A, other than those executed in the ordinary course of business (for purpose of this paragraph, any contract with a contact value exceeding RMB fifty thousand (50,000) shall be deemed as a material contract);

(g)                                                not to provide any loan or guarantee to any person without prior written consent from Party A;

(h)                                               to provide Party A with information about Party C’s operations and financial conditions at the request from Party A;

(i)                                                   to purchase and always maintain requisite insurance policies from an insurer acceptable to Party A, the amount and type of which shall be the same as or equivalent to those maintained by the companies having similar operations, properties or assets in the same region as Party C;

(j)                                                  not to combine, merge with, be acquired by, acquire or invest in any person without prior written consent from Party A;

(k)                                               to immediately notify Party A of any actual or potential occurrence of any litigation, arbitration or administrative proceeding related to Party C’s assets, business and revenue;

(l)                                                   to execute all documents, conduct all actions, and make all claims or defenses necessary or appropriate to maintain Party C’s ownership of all its assets; and

(m)                                           not to distribute any form of dividends to any shareholder of Party C without prior written consent from Party A, but to immediately distribute all distributable profits to the shareholders of Party C upon Party A’s request.

2.2                               Covenants relating to Party B

Party B hereby covenants:

(a)                                               at any time as of the date hereof, not to sell, transfer, pledge or otherwise dispose of any legal or beneficial interests in any equity interest, nor to allow creation of other Encumbrances thereupon without prior written consent from Party A, except for the pledge created on the equity interest held by Party B in Party C pursuant to the Equity Pledge Agreement;

(b)                                               cause Party C’s shareholders’ meeting not to approve the sale, transfer, pledge or other disposal of any legal or beneficial interests in any equity interest, or allow creation of other Encumbrances thereupon without prior written consent from Party A, except to Party A and/or Party A’s Designated Person; cause Party C’s shareholders’ meeting to vote for the transfer of the Purchased Equity Interest contemplated herein.

(c)                                                not to vote for, support or execute any shareholders’ resolution at Party C’s shareholders’ meeting to approve Party C’s merger or combination with, acquisition by, acquisition of or investment in any person without prior written consent from Party A;

(d)                                               to immediately notify Party A of any actual or potential occurrence of any litigation, arbitration or administrative proceeding related to the equity interests held by Party B in Party C;

(e)                                                to execute all documents, conduct all actions, and make all claims or defenses necessary and appropriate to maintain Party B’s ownership of the equity interest in Party C;

(f)                                                 not to make any act and/or omission that may adversely affect Party C’s assets, business and liabilities without prior written consent from Party A;

(g)                                                to accept and appoint the persons designated by Party A as Party C’s directors, general manager and other senior management upon Party A’s request, and actively assist Party A in dealing with all matters in connection with the appointment of such persons, including but not limited to execution of necessary documents, and assist the registration of the appointment of such senior management at the Administration for Industry and Commerce;

(h)                                               to the extent permitted by PRC laws and upon Party A’s request at any time, to unconditionally and immediately transfer all or part of the equity interest held by Party B in Party C to Party A and/or Party A’s Designated Person at any time, and to waive its first right of refusal on the equity interest transferred by Party C’s other shareholders to Party A and/or Party A’s Designated Person; to actively assist all the matters in connection with the equity transfer, including but not limited to execution of necessary documents, and assist the registration of the equity transfer at the Administration for Industry and Commerce;

(i)                                                   to strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by Party C and Party A, and to duly perform all obligations under such agreements, without making any act or omission that suffices to affect the validity and enforceability of these agreements; and

(j)                                                  to agree and undertake to execute an irrevocable power of attorney authorizing Party A or Party A’s Designated Person to exercise on its behalf all of its rights as shareholder of Party C.

3.                                Representations and Warranties

Party B hereby represents and warrants to Party A as of the date of this Agreement and each date of transfer that:

(a)                                               it has requisite capacity and authority to execute this Agreement and any equity transfer agreement to which it is a party and which is entered into for each transfer of Purchased Equity Interest hereunder (each a “Transfer Agreement”), and to perform its obligations hereunder and thereunder; this Agreement and each Transfer Agreement to which it is a party, once executed, will constitute its legal, valid and binding obligation, which is enforceable against it according the specific terms hereof and thereof;

(b)                                               Neither the execution of this Agreement or any Transfer Agreement nor the performance of its obligations hereunder and thereunder by Party B will (i) violate any relevant PRC laws, (ii) conflict with the articles of association or other organizational documents of Party C; (iii) cause any violation of, or constitute any breach under, any contracts or instruments to which it is a party or by which it is bound; (iv) lead to any violation of any restrictions in connection with the grant and/or continued effectiveness of any licenses or permits issued to it; or (v) lead to the suspension or revocation of, or imposition of additional conditions to, any licenses or permits issued to it;

(c)                                                Party C has good and merchantable title to all of its assets, on which Party C has, or will place, no Encumbrances of any form whatsoever, including security interest, unless Party A’s written consent has been obtained;

(d)                                               Party C has no outstanding debts, except for those (i) incurred in the ordinary course of business; and (ii) already disclosed to Party A for which Party A’s written consent has been obtained;

(e)                                                there are no ongoing, pending or threatened litigations, arbitrations or administrative proceedings in connection with the Target Equity, Party C’s assets and Party C; and

(f)                                                 Party B has good and merchantable title to the equity interest held by it in Party C, on which Party B has, or will place, no Encumbrances of any form whatsoever, except for the pledge created under the Equity Pledge Agreement.

4.                                Breach of Contract

If any Party (“Defaulting Party”) breaches any provision of this Agreement, which causes damage to any of the other Parties (“Non-defaulting Party”), the Non-defaulting Party may notify the Defaulting Party in writing and request it to immediately rectify and correct such breach; if the Defaulting Party fails to take any action satisfactory to the Non-defaulting Party to rectify and correct its breach within fifteen (15) days upon the issuance of such written notice by the Non-defaulting Party, the Non-defaulting Party may immediately take the actions provided in this Agreement or take other remedies according to the laws.

5.                                Effectiveness and Term

5.1                               This Agreement shall come into effectiveness as of the date of its execution. The Parties hereby agree and confirm that the effect of the terms and conditions of this Agreement shall retrospect to the day when Party B becomes a shareholder of Party C.

5.2                               The term of this Agreement is ten (10) years unless this Agreement is terminated pursuant to relevant provisions herein.

5.3                               This Agreement may be automatically extended for another ten (10) years upon its expiry, and may be extended for unlimited number of times thereafter, unless Party A notifies Party B and Party C in writing of its disagreement with the extension. Neither Party B nor Party C may veto the extension of the term of this Agreement.

6.                                Termination

6.1                               This Agreement shall remain valid unless Party A disagrees with the extension of the term hereof pursuant to Article 5.3 hereinabove.

6.2                               At any time during the term of this Agreement and any extended term hereof, Party A may, at its own judgment and discretion, unconditionally terminate this Agreement by issuing a written notice to Party B without assuming any liability. Neither Party B nor Party C is entitled to the right of unilateral termination of this Agreement.

7.                                Governing Law and Dispute Resolution

7.1                               The formation, validity, interpretation, performance and termination of this Agreement and the amendment hereto as well as the resolution of any disputes arising hereunder shall be governed by the PRC laws.

7.2                               Any disputes arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultation among the Parties. In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party with a written notice, any Party can submit such disputes to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Shanghai. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon all the Parties.

7.3                               If any dispute arises from the interpretation and performance of this Agreement or any dispute is under arbitration, the Parties shall continue to perform their respective rights and obligations hereunder other than those in dispute.

8.                                Taxes and Expenses

Party B shall bear any and all taxes, costs and expenses incurred by or imposed on the Parties under the PRC laws arising from the preparation and execution of this Agreement and each Transfer Agreement and the consummation of the transaction contemplated hereunder and thereunder, unless Party A agrees to bear all or part of such taxes, costs and expenses.

9.                                Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in Chinese or English and delivered personally or sent by registered mail, postage prepaid mail, express delivery or facsimile transmission to the addresses of the other Parties set forth below, or to other designated addresses notified by such other Parties to such Party from time to time, or the addresses of other persons designated by such Party. A notice is deemed to be duly served: (a) if delivered personally, upon the delivery; (b) if sent by mail, on the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after delivered to the courier service agency; and (c) if sent by facsimile transmission, upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to Party A: ______________________________

Attn: __________
Address: ______________________________
Phone:          (___) __________
Fax:                       (___) __________

If to Party B: ______________________________

Address: ______________________________
Phone:          (___) __________
Fax:                       (___) __________

If to Party C: ______________________________
Address: ______________________________
Phone:          (___) __________
Fax:                       (___) __________

10.                         Confidentiality

All Parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. All Parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other Parties, except for such information: (a) as are known or will be known by the public (except by disclosure of the receiving party without authorization); (b) as are required to be disclosed in accordance with applicable laws or stock exchange rules or regulations; or (c) as are required to be disclosed by any Party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement, provided that such legal counsel or financial consultant shall also be subject to the confidentiality obligation similar to that stated hereof. Any disclosure by employees or agencies employed by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive even if this Agreement is judged as void, cancelled, terminated or impractical for any reason whatsoever.

11.                         Further Warranties

The Parties agree to promptly execute such documents or take such further actions as are reasonably necessary or beneficial for performing the provisions or achieving the purposes hereof.

12.                         Miscellaneous

12.1                        Amendments, Modifications and Supplements

Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment and supplement to this Agreement and its exhibits shall be made by the Parties in writing. The amendment and supplement duly executed by each Party with respect to this Agreement and its exhibits are part of this Agreement and shall have the same legal effect as this Agreement.

12.2                        Compliance with Laws and Regulations

Each of the Parties shall comply with, and shall ensure that its operations fully comply with all existing and publicly available laws and regulations of the PRC.

12.3                        Entire Agreement

The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the contents herein and fully supersede all prior verbal and/or written agreements and understandings between the Parties with respect to the contents herein. The exhibits attached hereto shall constitute a component of this Agreement and shall be equally binding as this Agreement.

12.4                        Headings

The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

12.5                        Severability

If any one or more provisions of this Agreement is identified or judged by a court of competent jurisdiction or arbitration authority as void, invalid or unenforceable in any respect according to any laws or regulations, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise those void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

12.6                        Assignment

(1)                                 Neither Party B or Party C may assign any of their respective rights or obligations under this Agreement to any third party without prior written consent from Party A. Party B and Party C hereby agree that Party A may assign its rights and obligations under this Agreement as Party A may decide at its sole discretion, and such assignment shall only be subject to a written notice sent to Party B and Party C, without subject to their consent. When and as requested by Party A, Party B and Party C shall execute with the assignee a supplementary agreement or an agreement substantially the same as this Agreement.

(2)                                 Party B hereby agrees and confirms that (i) if Party B has died or lost or been limited from his/her full capacity for civil conducts, his/her rights and obligations hereunder will be immediately transferred to and succeeded by Party A’s Designated Person, or to Party A for its disposal at its sole discretion, including but not limited to the cases under which Party A or Party A’s Designated Person will be transferred and thus acquire the equity interest held by Party B in Party C; and (ii) Party A can transfer its rights and obligations hereunder to its designated person as needed at any time by only providing a written notice to Party B’s successor or guardian and no consent from Party B’s successor or guardian is required. Upon the request of Party A, Party B’s successor shall execute with Party A a supplement or an agreement substantially the same as this Agreement.

12.7                        Successors

This Agreement shall be effective and binding upon all the Parties hereto and their respective inheritors, successors and assigns.

12.8                        Survival

Any obligations that are incurred or become due arising from this Agreement by the expiry or early termination of this Agreement shall survive the expiry or termination of this Agreement.

12.9                        Waiver

Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

12.10                 Counterparts

This Agreement is executed with three (3) originals, with one Party holding one (1) original; each counterpart shall be equally binding.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties or their respective authorized representatives on the date first above written.

[The remainder of this page is intentionally left blank]

[This page is execution page]

Party A:

Signature:
Authorized representative:
(stamp)

Party B:

Signature:

Party C:

Signature:
Authorized representative:
(stamp)

APPENDIX 1

Equity Transfer Agreement

This Equity Transfer Agreement (“Agreement”) is entered into in ______, the People’s Republic of China (“PRC”) by and between:

Transferor:

Transferee:

NOW, the Parties agree as follows concerning the equity interest transfer:

1.              The Transferor agrees to transfer to the Transferee ___% of equity interest of ______________________________ held by the Transferor, and the Transferee agrees to accept the said equity interest.

2.              After the closing of equity interest transfer, the Transferor shall not have any rights and obligations as a shareholder with regard to the transferred shares, and the Transferee shall have such rights and obligations as shareholder of ______________________________.

3.              Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.              This Agreement shall be effective from the date of execution by the Parties.

5.              This Agreement is executed in four (4) originals, with each party holding one (1) original. The remaining originals are made for the purpose of going through change registration at the Administration for Industry and Commerce.

Transferor	Transferee

Signature:	Authorized Signature:

Date:	Date:

Schedule A

The following schedule sets forth all other similar agreements the registrant entered into with each of its affiliated Chinese entities. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Executing Parties	Execution Date
Shanghai Ctrip Commerce Co., Ltd.	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Shanghai Ctrip Commerce Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Sun Maohua Party C: Shanghai Ctrip Commerce Co., Ltd.	December 14, 2015

Beijing Ctrip International Travel Agency Co., Ltd.	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Sun Maohua Party C: Beijing Ctrip International Travel Agency Co., Ltd.	December 14, 2015

Shanghai Ctrip International Travel Agency Co., Ltd.	Party A: Wancheng (Shanghai) Travel Agency Co., Ltd. Party B: Fan Min Party C: Shanghai Ctrip International Travel Agency Co., Ltd.	February 26, 2016
	Party A: Wancheng (Shanghai) Travel Agency Co., Ltd. Party B: Shi Qi Party C: Shanghai Ctrip International Travel Agency Co., Ltd.	February 26, 2016

Shenzhen Ctrip International Travel Agency Co., Ltd.	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Shenzhen Ctrip International Travel Agency Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Yang Tao Party C: Shenzhen Ctrip International Travel Agency Co., Ltd.	December 14, 2015

Guangzhou Ctrip International Travel Agency Co., Ltd.	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Guangzhou Ctrip International Travel Agency Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Yang Tao Party C: Guangzhou Ctrip International Travel Agency Co., Ltd.	December 14, 2015

Chengdu Ctrip Travel Agency Co., Ltd.	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Chengdu Ctrip Travel Agency Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Shi Qi Party C: Chengdu Ctrip Travel Agency Co., Ltd.	December 14, 2015

Nantong Tongcheng Information Technology Co., Ltd.	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Shi Qi Party C: Nantong Tongcheng Information Technology Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Zhuang Yuxiang Party C: Nantong Tongcheng Information Technology Co., Ltd.	December 14, 2015

VIE	Executing Parties	Execution Date
Shanghai Ctrip Intelligent Tourism Commerce Consulting Co., Ltd.	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Shanghai Ctrip Intelligent Tourism Commerce Consulting Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Sun Maohua Party C: Shanghai Ctrip Intelligent Tourism Commerce Consulting Co., Ltd.	December 14, 2015

Nanjing Ctrip International Travel Agency Co., Ltd.	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Fan Min Party C: Nanjing Ctrip International Travel Agency Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Information Technology (Shanghai) Co., Ltd. Party B: Yang Tao Party C: Nanjing Ctrip International Travel Agency Co., Ltd.	December 14, 2015

Shanghai Kehui Investment Consulting Co., Ltd.	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Mi Yong Party C: Shanghai Kehui Investment Consulting Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Shen Jie Party C: Shanghai Kehui Investment Consulting Co., Ltd.	December 14, 2015

Chengdu Tufeng International Travel Agency Co., Ltd.	Party A: Chengdu Ctrip Travel Tufeng Technology Co., Ltd. Party B: Yang Tao Party C: Chengdu Tufeng International Travel Agency Co., Ltd.	January 13, 2014
	Party A: Chengdu Ctrip Travel Tufeng Technology Co., Ltd. Party B: Wang Xiaofan Party C: Chengdu Tufeng International Travel Agency Co., Ltd.	January 13, 2014

Shanghai Jitu Information Technology Co., Ltd.	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Wang Yuchen Party C: Shanghai Jitu Information Technology Co., Ltd.	December 14, 2015
	Party A: Ctrip Travel Network Technology (Shanghai) Co., Ltd. Party B: Shi Qi Party C: Shanghai Jitu Information Technology Co., Ltd.	December 14, 2015